                                                                   Exhibit 99.01

                        WATERLINK, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                             BASIS OF PRESENTATION

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 adjusts the Company's historical balance sheet to give effect to the following as if they occurred as of March 31, 1997 (i) the completion of the Pending Acquisitions, (ii) the conversion of all outstanding preferred stock, and (iii) the sale of the 4,500,000 shares of Common Stock by the Company in the Offering and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." The following Unaudited Pro Forma Consolidated Statements of Operations for fiscal 1996 and the six months ended March 31, 1996 and 1997 adjust the Company's historical statements of operations to give effect to the events discussed in (i), (ii), and (iii) above and the acquisitions completed during fiscal 1996 and fiscal 1997 as if they had occurred as of October 1, 1995.

     The pro forma financial statements have been derived in part from the historical financial statements included elsewhere in this Prospectus. In preparing the pro forma financial statements, the historical financial statements of the completed acquisitions and Pending Acquisitions were converted to a September 30 fiscal year end, except for Bioclear Technologies, Inc. which has an August 31 fiscal year end.

     The pro forma financial statements have been prepared by the Company based in part on historical financial information provided by the management of the Pending Acquisitions for periods prior to the consummation of these acquisitions with respect to the historical results of operations and financial position of Bioclear and Lanco. The related pro forma adjustments have been prepared by the Company's management based on its assumptions and using the best available information provided by the management of the Pending Acquisitions.

     The financial information for companies located outside the United States (Nordic Group and Bioclear) have been presented in accordance with United States generally accepted accounting principles. The exchange rates used to present such financial information is located on page F-79 for the Nordic Group and pages F-96 and F-97 for Bioclear.

     The Unaudited Pro Forma Condensed Consolidated Financial Data has been prepared by the Company's management. This pro forma data does not purport to represent the Company's financial position or results of operations had the aforementioned transactions been completed as of the beginning of the periods indicated, or to project the Company's results of operations at any future date or for any future period. The Unaudited Pro Forma Condensed Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Company, the completed acquisitions and the Pending Acquisitions, contained elsewhere in this Prospectus.

                        WATERLINK, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997

                                       HISTORICAL
                                 ----------------------                                 ADJUSTMENTS
                                            PENDING(1)     PRO FORMA                       FROM                PRO FORMA
                                 COMPANY   ACQUISITIONS   ADJUSTMENTS       PRO FORMA    OFFERING             AS ADJUSTED
                                 -------   ------------   -----------       ---------   -----------           -----------
                                                                  (THOUSANDS OF DOLLARS)
Assets
Current assets:
  Cash and cash equivalents....   $4,298     $     81       $  (130) (2)     $ 4,249     $     293 (3)          $ 4,542
  Accounts receivable..........   18,570        1,558            --           20,128            --               20,128
  Inventories..................    8,818          447            --            9,265            --                9,265
  Other current assets.........    5,507          234            --            5,741            --                5,741
                                 -------      -------       -------          -------     ---------              -------
Total current assets...........   37,193        2,320          (130)          39,383           293               39,676
Property, plant and equipment,
  net..........................    3,111        2,311            --            5,422            --                5,422
Other assets:
  Goodwill and other
    intangibles, net...........   20,567           --        19,346 (2)       39,913            --               39,913
  Other assets.................    1,816           --            --            1,816          (622) (4)           1,194
                                 -------      -------       -------          -------     ---------              -------
                                  22,383           --        19,346           41,729          (622)              41,107
                                 -------      -------       -------          -------     ---------              -------
Total assets...................  $62,687     $  4,631       $19,216          $86,534     $    (329)             $86,205
                                 =======      =======       =======          =======     =========              =======
Liabilities and shareholders'
  equity
Current liabilities:
  Accounts payable.............  $12,053     $    779       $    --          $12,832     $      --              $12,832
  Accrued expenses.............    5,286           34            --            5,320            --                5,320
  Other current liabilities....    1,872          366            --            2,238          (267) (4)           1,971
  Current portion of long-term
    debt.......................    2,019        2,413            --            4,432        (2,019) (3)           2,413
                                 -------      -------       -------          -------     ---------              -------
Total current liabilities......   21,230        3,592            --           24,822        (2,286)              22,536
Long-term obligations:
  Long-term debt...............   21,729           --            --           21,729       (21,729) (3)              --
  Notes payable-related
    parties....................    3,100           --            --            3,100        (3,100) (3)              --
  Pro forma cash consideration
    due to former owners of
    Pending Acquisitions.......       --           --        16,644 (2)       16,644       (16,644) (3)              --
  Other long-term
    liabilities................    1,181           --            --            1,181            --                1,181
                                 -------      -------       -------          -------     ---------              -------
                                  26,010           --        16,644           42,654       (41,473)               1,181
Redeemable preferred stock.....    8,500           --            --            8,500        (8,500) (5)              --
Shareholders' equity...........    6,947        1,039         2,572 (2)       10,558        51,930  (3)(4)(5)    62,488
                                 -------      -------       -------          -------     ---------              -------
Total liabilities and
  shareholders' equity.........  $62,687     $  4,631       $19,216          $86,534     $    (329)             $86,205
                                 =======      =======       =======          =======     =========              =======

        The accompanying notes are an integral part of these statements.

                        WATERLINK, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1996

                                         HISTORICAL                                                                        PRO
                        ---------------------------------------------                                   ADJUSTMENTS       FORMA
                                  FISCAL 1996   NORDIC     PENDING      PRO FORMA               PRO        FROM             AS
                        COMPANY   ACQUISITIONS   GROUP   ACQUISITIONS  ADJUSTMENTS             FORMA     OFFERING        ADJUSTED
                        --------  ------------  -------  ------------  -----------            --------  -----------      --------
                                                         (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Net sales.............  $ 19,801    $ 13,264    $32,098    $ 10,239      $(2,715) (6)         $72,687                    $72,687
Cost of sales.........    11,233       8,226     22,465       4,936       (2,175) (6)(9)       44,685                     44,685
                         -------     -------    -------     -------      -------              -------     -------        -------
Gross profit..........     8,568       5,038      9,633       5,303         (540)              28,002                     28,002

Selling, general and
  administrative
  expenses(15)........     7,029       4,498      7,665       4,872       (2,847) (7)(8)(9)    21,217                     21,217
Amortization..........       307          13         54          --          686  (10)          1,060                      1,060
                         -------     -------    -------     -------      -------              -------     -------        -------
Operating income......     1,232         527      1,914         431        1,621                5,725                      5,725

Other income
  (expense):
  Interest expense....      (877)        (86)       (77)         --       (2,746) (9)(11)      (3,786)    $ 3,686 (13)      (100)
  Other -- net........       (44)        (28)        14          41           --                  (17)                       (17)
                         -------     -------    -------     -------      -------              -------     -------        -------
Income before income
  taxes...............       311         413      1,851         472       (1,125)               1,922       3,686          5,608

Income taxes..........         5          11         --         226          585 (12)             827       1,585 (12)     2,412
                         -------     -------    -------     -------      -------              -------     -------        -------
Net income............  $    306    $    402    $ 1,851    $    246      $(1,710)             $ 1,095     $ 2,101        $ 3,196
                         =======     =======    =======     =======      =======              =======     =======        =======
Pro forma net income
  per share(14).......  $   0.05                                                              $  0.16                    $  0.28
                         =======                                                              =======                    =======
Number of shares used
  to compute pro forma
  per share
  data(14)............     6,428                                                                6,756                     11,256
                         =======                                                              =======                    =======

        The accompanying notes are an integral part of these statements.

                        WATERLINK, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 31, 1996

                                         HISTORICAL                                                                        PRO
                        ---------------------------------------------                                   ADJUSTMENTS       FORMA
                                  FISCAL 1996   NORDIC     PENDING      PRO FORMA               PRO        FROM             AS
                        COMPANY   ACQUISITIONS   GROUP   ACQUISITIONS  ADJUSTMENTS             FORMA     OFFERING        ADJUSTED
                        --------  ------------  -------  ------------  -----------            --------  -----------      --------
                                                      (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Net sales.............  $  8,243    $  8,459    $20,599    $  3,179      $(4,653) (6)         $35,827                    $35,827
Cost of sales.........     4,821       5,115     14,099       1,644       (3,662) (6)(9)       22,017                     22,017
                         -------     -------    -------     -------      -------              -------     -------        -------
Gross profit..........     3,422       3,344      6,500       1,535         (991)              13,810                     13,810

Selling, general and
  administrative
  expenses(15)........     2,897       2,926      3,779       1,147          313 (7)(8)(9)     11,062                     11,062
Amortization..........       117          13         27          --          374 (10)             531                        531
                         -------     -------    -------     -------      -------              -------     -------        -------
Operating income
  (loss)..............       408         405      2,694         388       (1,678)               2,217                      2,217

Other income
  (expense):
  Interest expense....      (354)        (66)       (53)         --       (1,490) (9)(11)      (1,963)    $ 1,913 (13)       (50)
  Other -- net........       (33)        (32)        --           7           --                  (58)                       (58)
                         -------     -------    -------     -------      -------              -------     -------        -------
Income before income
  taxes...............        21         307      2,641         395       (3,168)                 196       1,913          2,109
Income taxes..........         2         145         --         189         (251) (12)             85         822 (12)       907
                         -------     -------    -------     -------      -------              -------     -------        -------

Net income............  $     19    $    162    $ 2,641    $    206      $(2,917)             $   111     $ 1,091        $ 1,202
                         =======     =======    =======     =======      =======              =======     =======        =======
Pro forma net income
  per share(14).......  $     --                                                              $  0.02                    $  0.11
                         =======                                                              =======                    =======
Number of shares used
  to compute pro forma
  per share
  data(14)............     6,424                                                                6,752                     11,252
                         =======                                                              =======                    =======

        The accompanying notes are an integral part of these statements.

                        WATERLINK, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 31, 1997

                                                          HISTORICAL                                                       PRO
                                          -------------------------------------------                   ADJUSTMENTS       FORMA
                                                   NORDIC     PENDING      PRO FORMA            PRO        FROM             AS
                                          COMPANY   GROUP   ACQUISITIONS  ADJUSTMENTS          FORMA     OFFERING        ADJUSTED
                                          -------  -------  ------------  -----------         --------  -----------      --------
                                                               (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
Net sales............................... $24,727   $11,697    $  2,670      $ 2,462  (6)      $41,556                    $41,556
Cost of sales...........................  14,800     7,752       1,450        1,926  (6)       25,928                     25,928
                                         -------   -------     -------      -------           -------      -------       -------
Gross profit............................   9,927     3,945       1,220          536            15,628                     15,628

Selling, general and administrative
  expenses(15)..........................   7,478     3,368       1,041          (48) (7)       11,839                     11,839
Amortization............................     280        23          --          262  (10)         565                        565
                                         -------   -------     -------      -------           -------      -------       -------
Operating income........................   2,169       554         179          322             3,224                      3,224

Other income (expense):
  Interest expense......................    (612)      (93)         --       (1,061) (9)(11)   (1,766)   $   1,716 (13)      (50)
  Other -- net..........................      75        15          99           --               189           --           189
                                         -------   -------     -------      -------           -------      -------       -------
Income before income taxes..............   1,632       476         278         (739)            1,647        1,716         3,363

Income taxes............................     647        28          94          (61) (12)         708          738 (12)    1,446
                                         -------   -------     -------      -------           -------      -------       -------
Net income.............................. $   985   $   448    $    184      $  (678)          $   939    $     978       $ 1,917
                                         =======   =======     =======      =======           =======      =======       =======
Pro forma net income per common
  share(14)............................. $  0.15                                              $  0.13                    $  0.17
                                         =======                                              =======                    =======
Number of shares used to compute pro
  forma per share data(14)..............   6,665                                                6,993                     11,493
                                         =======                                              =======                    =======

        The accompanying notes are an integral part of these statements.

                        WATERLINK, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been adjusted to reflect the above as follows:

     (1) To record the historical assets acquired and liabilities assumed in connection with the acquisitions of Bioclear and Lanco.

     (2) To reflect adjustments to assets acquired and liabilities assumed in connection with the Pending Acquisitions based on their estimated fair values under the purchase method of accounting. The estimated combined purchase price relating to these acquisitions is $20,385,000, including acquisition related expenses of approximately $130,000. The allocation of the purchase price is preliminary and assumes the historical book value of tangible assets approximates fair value. The actual allocation will be based on management's final evaluation of such assets and liabilities. Some portion of the excess of the purchase price over the historical cost of net assets acquired may ultimately be allocated to specific tangible and intangible assets and liabilities. The final allocation of the purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. These pro forma adjustments are reflected as follows (in thousands of dollars):

Decrease cash for payment of acquisition related expenses.......    $    (130)
Increase goodwill for the excess of the purchase price over the
  net assets acquired...........................................       19,346
Reflect pro forma cash consideration due to former owners of
  Pending Acquisitions..........................................       16,644
Increase shareholders' equity for 328,270 shares of common stock
  to be issued in connection with the Pending Acquisitions......        3,611
Decrease shareholders' equity to eliminate historical equity of
  the Pending Acquisitions......................................       (1,039)

     (3) To record the issuance of 4,500,000 shares of Common Stock in connection with the Offering and application of estimated proceeds therefrom of $43,785,000 as described under "Use of Proceeds."

     (4) To reflect the write-off of unamortized debt issuance costs and discounts associated with the Company's Credit Agreement and Subordinated Notes agreement to be repaid with net proceeds from the Offering (in thousands of dollars):

Decrease other assets for write-off of deferred financing
  costs.........................................................    $    (622)
Decrease other current liabilities for tax effect of the
  write-off.....................................................         (267)
Decrease shareholders' equity for extraordinary, non-cash charge for the write-off of deferred financing costs to be recorded
  in the quarter in which the Offering becomes effective........         (355)

     (5) To record the conversion of all outstanding shares of Preferred Stock into 3,250,000 shares of Common Stock concurrently with the closing of this Offering.

                        Waterlink, Inc. and Subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

The historical results for the Company include the operations of the Completed Acquisitions for the periods subsequent to the respective dates of acquisition in accordance with the purchase method of accounting. The dates of acquisition of the Completed Acquisitions are as follows:

            Sanborn Technologies                March 31, 1995
            Great Lakes                         August 31, 1995
            Mass Transfer                       January 31, 1996
            Aero-Mod                            April 26, 1996
            Waterlink Technologies              September 30, 1996
            Nordic Group                        March 5, 1997

The historical operating results of the fiscal 1996 acquisitions and the Nordic Group acquisition as presented reflect the operations of the acquired companies prior to the respective dates of acquisition. Historical operating results for the Pending Acquisitions reflect their operations for the periods presented.

The Unaudited Pro Forma Consolidated Statements of Operations give effect to the following adjustments:

     (6) To recognize revenue on the percentage of completion method of accounting at the Nordic Group which was previously recognized on the completed contract method as follows:

                                                                    SIX MONTHS ENDED
                                                       FISCAL           MARCH 31,
                                                        1996        1996        1997
                                                       -------     -------     -------
                                                           (THOUSANDS OF DOLLARS)
         Increase (decrease) net sales.............    $(2,715)    $(4,653)    $ 2,462
         Increase (decrease) cost of sales.........     (2,069)     (3,556)      1,926
                                                       -------     -------     -------
         Increase (decrease) gross profit..........    $  (646)    $(1,097)    $   536
                                                       =======     =======     =======

     (7) To adjust selling, general and administrative expenses for certain adjustments in salaries and benefits to the former owners of the acquisitions completed in fiscal 1996 and the Pending Acquisitions to levels specified in the employment agreements entered into as part of the business combinations as follows:

                                                                    SIX MONTHS ENDED
                                                       FISCAL           MARCH 31,
                                                        1996        1996        1997
                                                       -------     -------     -------
                                                           (THOUSANDS OF DOLLARS)
         (Decrease) selling, general and
           administrative expenses.................    $(3,518)    $  (112)    $   (25)

     (8) To adjust corporate offices expenses to current levels as follows:

                                                                    SIX MONTHS ENDED
                                                       FISCAL           MARCH 31,
                                                        1996        1996        1997
                                                       -------     -------     -------
                                                           (THOUSANDS OF DOLLARS)
         Increase selling, general and
           administrative expenses.................    $   605     $   349     $    --

                        Waterlink, Inc. and Subsidiaries

3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)

     (9) To reclassify amounts for certain acquired companies to conform to the classifications of the registrant:

                                                                    SIX MONTHS ENDED
                                                       FISCAL           MARCH 31,
                                                        1996        1996        1997
                                                       -------     -------     -------
                                                           (THOUSANDS OF DOLLARS)
         Decrease cost of sales....................    $  (106)    $  (106)    $    --
         Increase selling, general and
           administrative expenses.................         66          76          --
         Increase interest expense.................         40          30          23

   (10) To record incremental amortization of the goodwill to be recorded as a result of the acquisitions completed in fiscal 1996, the acquisition of the Nordic Group and the Pending Acquisitions over a 40 year period.

   (11) To record interest expense of $2,706,000 in fiscal 1996, and $1,460,000 and $1,038,000 for the six months ended March 31, 1996 and 1997, respectively, relating to debt assumed to be issued in connection with the Completed Acquisitions and Pending Acquisitions.

   (12) To adjust income taxes to an effective rate of 43%.

   (13) To reduce interest expense resulting from the application of the estimated net proceeds of the Offering, as described under "Use of Proceeds."

   (14) Pro forma net income per share is computed by dividing net income by the number of shares used to compute pro forma per share data. For historical purposes, share data for the Company includes shares of Common Stock outstanding, shares of Common Stock to be issued upon the conversion of all outstanding Preferred Stock and the assumed exercise of outstanding stock options and warrants using the treasury stock method. For pro forma purposes, share data also includes shares of Common Stock to be issued in connection with the Pending Acquisitions. For pro forma as adjusted purposes, share data also includes shares of Common Stock to be issued in connection with the Offering.

   (15) The pro forma Statements of Operations exclude a special charge to operations of approximately $2.6 million ($0.13 per share, after tax), which will be incurred in the quarter in which the Offering is completed. Such charge results primarily from the issuance by the Company of certain compensatory stock options to an officer of the Company pursuant to the terms of an employment agreement. Of this amount, approximately $1.1 million is non-cash, and approximately $1.5 million represents cash payments relating principally to the reimbursement of income taxes resulting from this stock option issuance.